Exhibit 99.3

FEDERAL TRUST CORPORATION ANNOUNCES COMMENCEMENT OF

$35 MILLION COMMON STOCK OFFERING

Sanford, Florida (PR Newswire) May 15, 2008 — Federal Trust Corporation (AMEX: FDT) today announced that it is commencing a $35.0 million offering of common stock to its shareholders and a limited number of other investors to improve the capital and liquidity position of Federal Trust Corporation and its subsidiary, Federal Trust Bank.

Federal Trust Corporation is distributing non-transferable rights to subscribe for and purchase up to 15,788,825 shares of its common stock to shareholders of record as of 5:00 p.m., Eastern Time, May 6, 2008 (the “Record Date”). Shareholders will be able to exercise their rights to purchase shares of common stock in the offering until 5:00 p.m., Eastern Time, on June 12, 2008. In the offering, each shareholder will receive a basic subscription right to purchase 1.6732 shares of common stock, at a subscription price of $0.95 per share, for each share of common stock owned on the Record Date. Shareholders who exercise their entire basic subscription privilege will also be able to exercise an over-subscription privilege as described in the Prospectus.

In conjunction with the rights offering, Federal Trust Corporation has entered into separate standby purchase agreements with Patriot Financial Partners, L.P., Sidhu Advisors FDT, LLC, Keefe Ventures Fund, LP, El Coronado Holdings, LLC, John Sheldon Clark and David Schwartz, who have agreed to support the rights offering by agreeing to purchase a total of up to $23.4 million of common stock in the offering. This aggregate amount includes all of the shares purchasable by those standby purchasers who are shareholders in connection with their basic subscription privileges along with their standby commitments.

Federal Trust Corporation expects to utilize the proceeds of the transaction to invest in Federal Trust Bank to improve its regulatory capital position, to pay dividends on trust preferred securities, to repay debt and for general corporate purposes.

On or about May 21, 2008, shareholders of Federal Trust Corporation as of the Record Date will be mailed the prospectus and additional materials and information relating to the rights offering, including the number of rights exercisable by the shareholder and the method of exercising rights. After May 21, 2008, the information agent for the offering, Stifel, Nicolaus & Company, Incorporated, will be available to answer shareholder questions about the stock offering, and may be reached by calling (866) 779-2408 (toll free), Monday through Friday (except bank holidays), between 10:00 a.m. and 4:00 p.m., Eastern Time.

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of such jurisdiction.

Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $671 million federally-chartered, FDIC-insured savings bank. Federal Trust Bank operates from 11 full-service offices in Seminole, Orange, Volusia, Lake and Flagler Counties, Florida. The Company’s Executive and Administrative Offices are located in Sanford, in Seminole County, Florida.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2008 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at www.sec.gov. Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust’s website at http://www.federaltrust.com.

Contact:	Marcia Zdanys,
Corporate Secretary/Investor Relations
(407) 323-1833